EXHIBIT 99.2

Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulation G

(in thousands)

Three Months Ended September 30, 2005

(Unaudited)

LOSS FROM OPERATIONS	($6,514)

Add:
Restructuring	800
Litigation and Sarbanes-Oxley	2,375
Stock-based compensation	1,241
Bad debt	657

ADJUSTED NON-GAAP LOSS FROM OPERATIONS	($1,441)